Exhibit 99.1

OptimizeRx Announces Agreement to Acquire Medicx Health for $95 million to Expand its Omnichannel Reach to Consumers

Preannounces Preliminary Third Quarter 2023 Results

OptimizeRx adds new, proven, profitable technologies to become the most comprehensive healthcare marketing platform in the nation.

Consolidated revenue run rate will increase to nearly $100 million and the acquisition is expected to be immediately accretive to earnings.

Third quarter 2023 headline numbers to come in ahead of consensus with revenue for OptimizeRx standalone expected to be between $15.2-$15.5 million and non-GAAP net income expected to be $0.6-$1 million.

Conference call to start at 8:30am EST on Thursday, October 12, 2023.

WALTHAM, MA. – October 12, 2023 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), the leading provider of healthcare technology solutions helping life sciences companies reach and engage healthcare professionals (HCPs) and patients, today announced it has signed an agreement to acquire Scottsdale, Arizona-based Healthy Offers, Inc., dba Medicx Health (“Medicx”), a leading healthcare consumer-focused omnichannel marketing and analytics company. The transaction purchase price is $95 million, and certain members of Medicx’s management plan to invest approximately $10.5 million of their proceeds into the Company’s common stock. Closing is expected during the fourth quarter of 2023.

The acquisition of Medicx further advances OptimizeRx’s mission to create a more informed and empowered healthcare community using new technology solutions. The addition of the Medicx patient and HCP-focused Micro-Neighborhood® Targeting Platform, built on its MX# advanced identity resolution technology, to OptimizeRx’s HCP-focused Dynamic Audience Activation Platform (DAAP) is expected to provide a single source of innovative technologies that will enhance the reach and efficacy of healthcare marketing for life sciences organizations.

“Our acquisition of Medicx is expected to be a major business accelerator for us as it encompasses all three of our growth drivers: expanding our audience, introducing new solutions, significantly opening client penetration and growth opportunities,” said Will Febbo, Chief Executive Officer, OptimizeRx. “Moreover, Medicx has a very healthy financial profile and we believe this acquisition will be transformative to our growth and profitability.”

“We’ve led the market in digital point-of-care expansion for pharma marketing and Medicx leads privacy-safe precision patient marketing. Together, we reach over two million HCPs and the majority of the US healthcare consumer population. As we bring our companies together, we see tremendous opportunity to address the unmet needs of our life sciences customers in creating meaningful brand connections with their two most important stakeholders, doctors and patients.”

“Coupling consumer and HCP marketing strategies is a natural next step for many of our customers,” stated Steve Silvestro, Chief Commercial Officer, OptimizeRx. “By being first to build out the connections, OptimizeRx is able to bring our customers two highly complementary solution sets on a single platform. We see an immediate opportunity with embedded customers of both organizations to benefit from the synergies we bring to the market as a combined collective of patient-centric marketing solutions.”

“I’m extremely proud of the leading patient-focused omnichannel platform the Medicx team has built, and believe our robust IP, data, and analytics capabilities will unlock significant customer value when coupled with OptimizeRx’s DAAP technologies and its industry-leading HCP reach,” stated Michael Weintraub, Medicx’s founder and chief executive officer. “Integrating with a leading HCP-focused enterprise provides numerous efficiencies, but more importantly positions the combined companies to fulfill a greater vision of building an end-to-end communication platform that can inform and educate both patients and HCPs through a highly targeted and data rich methodology that has never before been brought together in a cohesive way.”

Strategic and Financial Benefits

●	Positions in Key Growth Area: As part of OptimizeRx, Medicx technology and analytics solutions is expected to expand OptimizeRx’s addressable footprint in life science commercial digital budgets, a business area that is forecasted to grow 15% to 20% per year, and further enhance the Company’s position as a leading player in the digital pharma marketing landscape.

●	Expands Landing Pads: The combined companies’ partnerships encompass most major and emerging media outlets leveraged by healthcare marketers, including advanced tv, programmatic digital display and video, social, digital radio, and digital point-of-care such as electronic health record (EHR), e-Prescribing, and telehealth platforms.

●	Unlocks Value for Customers: In particular, fast-growing specialty brands looking to educate increasingly specific audiences of patients and HCPs will now be able to link the execution of HCP and consumer marketing strategies together into a truly customer-centric marketing ecosystem. We plan to initially focus the operational integration of the combined companies on the top three areas where clients are looking for long-term partners: new product launch support, increased reach to both HCPs and patients, and sustaining adherence.

●	Significant Financial Benefits: Medicx is a highly profitable company that is expected to contribute meaningfully to revenue, revenue growth, EBITDA and earnings per share. The transaction is expected to be immediately accretive to earnings and on a combined basis will have a revenue run-rate approaching $100 million.

Transaction Details

OptimizeRx will acquire Medicx for $95 million in total consideration, and certain members of Medicx’s management plan to invest approximately $10.5 million of their proceeds into the Company’s common stock. The cash component of the acquisition is being funded from OptimizeRx’s existing cash and short-term investments and from the proceeds of a new $40 million credit facility provided by Blue Torch Capital. Following the transaction, OptimizeRx will have approximately $12.5 million in cash and short-term equivalents available.

RBC Capital Markets, LLC served as exclusive financial advisor to OptimizeRx with respect to the acquisition of Medicx.  RBC Capital Markets, LLC served as exclusive placement agent for OptimizeRx with respect to the Blue Torch Capital financing. Blank Rome LLP acted as legal advisor to OptimizeRx for both the acquisition and the financing. Canaccord Genuity served as financial advisor and Weiss Brown provided legal counsel to Medicx.

Preliminary Unaudited Third Quarter Results

For the third quarter, the Company expects revenue between $15.2 million and $15.5 million and non-GAAP net income between $0.6 million and $1.0 million. The sequential revenue growth was primarily driven by strong organic growth in messaging driven by our recent DAAP platform enhancement.

Conference Call

OptimizeRx management will host a conference call, followed by a brief analyst question-and-answer session. Details for the conference call can be found below:

Date:	Thursday, October 12, 2023
Time:	8:30 am Eastern Time
Webcast:	https://lifescievents.com/event/optimizerx

About OptimizeRx

OptimizeRx provides best-in-class health technology that enables care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 2 million U.S. healthcare providers and millions of their patients through an intelligent technology platform embedded within a proprietary digital point-of-care network, as well as web display and social media, OptimizeRx helps life sciences organizations engage and support their customers.

For more information, follow the Company on Twitter, LinkedIn or visit www.optimizerx.com.

About Medicx Health

Medicx Health leverages real world evidence with innovative SaaS analytics to drive clinical and commercial strategy and execution with measurable ROI for hundreds of life sciences brands. The company’s patented Micro-Neighborhood® Targeting technology fuels the industry’s highest quality performance for consumer and healthcare provider audiences. Medicx uniquely supports brand and agency clients to plan optimized audience targets, execute efficient omni-channel engagement, as well as measure performance across all channels in a single closed-loop and privacy-compliant environment. Visit medicxhealth.com to learn more.

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net loss which is a non-GAAP financial measure.

The Company defines non-GAAP net loss as GAAP net loss with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, severance expense related to a reduction in force, income or loss related to the fair value of contingent consideration, and deferred income taxes. The Company has provided this non-GAAP financial measure to aid investors in better understanding its performance. Management believes that this non-GAAP financial measure provides additional insight into the operations and cash flow of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a Company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that exclude non-cash expenses allows for meaningful comparisons between the Company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the Company’s own core business operating results over different periods of time.

The Company’s non-GAAP net loss may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The Company’s non-GAAP net loss is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider this non-GAAP measure to be a substitute for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of GAAP to NON-GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net loss for the three months ended September 30, 2023.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Words such as “anticipates”, “believes”, “estimates”, “possible”, “seeking”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “strategy”, “future”, “targets”, “designed”, “likely”, “goal”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements other than statements of historical facts regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding future actions, the proposed acquisition of Medicx, the timing of such acquisition, the anticipated benefits and synergies therefrom, market penetration, revenue growth, operating expenses, profitability, cash flow, growth opportunities and upcoming announcements. OptimizeRx claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the possibility that the proposed merger will not close when expected or at all; any synergies and other anticipated benefits of the proposed merger may not be realized or may take longer than anticipated to be realized; disruption to the parties’ business activities as a result of the announcement and pendency of the proposed merger and diversion of management’s attention from ongoing business activities and opportunities; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; the risk that the integration of OptimizeRx and Medicx will be more costly or difficult than expected; the outcome of any legal proceedings that may be instituted against OptimizeRx and/or Medicx; the failure of any of the closing conditions in the merger agreement to be satisfied on a timely basis or at all; delays in closing the proposed merger; the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, and the other risks and uncertainties described in our most recently filed Annual Report on Form 10-K and any subsequently filed periodic reports on Forms 10-Q and 8-K. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Media Relations Contact

Dilma Bennett, Media Relations Manager

dbennett@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

OPTIMIZERX CORPORATION

RECONCILIATION of GAAP to NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

$ in millions	Three Months Ended September 30, 2023
Net loss	$(4.1) – (4.0)
Depreciation, amortization, and noncash lease expense	$0.5 – 0.5
Stock-based compensation	$3.2 – 3.3
Severance expense	$0.2 – 0.3
Acquisition expense	$0.8 – 0.9
Non-GAAP net income	$0.6 – 1.0